Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
IPG Photonics Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common Stock, $0.0001 par value per share	457(c) and 457(h)	2,094,137 shares(3)	$65.42	$136,998,442.54	$0.00015310	$20,974.46
Fees to be paid	Equity	Common Stock, $0.0001 par value per share	457(c) and 457(h)	252,998 shares(4)	$65.42	$16,551,129.16	$0.00015310	$2,533.98

	Total Offering Amounts					$153,549,571.70

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$23,508.44

(1)	In accordance with Rule 416(a) under the Securities Act, this Registration Statement shall be deemed to cover any additional shares of common stock, par value $0.0001 per share, of IPG Photonics Corporation, a Delaware Corporation (the “Registrant”) that become issuable under the IPG Photonics Corporation 2025 Incentive Compensation Plan (the “Equity Plan”) and the IPG Photonics Corporation 2008 Employee Stock Purchase Plan (the “ESPP Plan”) to prevent dilution from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on May 14, 2025, a date within five business days of the date of this Registration Statement, as reported on the Nasdaq Global Select Market.
(3)	Represents additional 2,094,137 shares of common stock of the Registrant covered by this Registration Statement on Form S-8 (the “Registration Statement”) are authorized and reserved for issuance under the Equity Plan.
(4)	Represents 252,998 shares of common stock of the Registrant covered by this Registration Statement to be issued under the ESPP Plan by reason of an automatic annual increase provision therein.